UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2014

CNL Healthcare Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-54685	27-2876363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification no.)

450 South Orange Ave.

Orlando, Florida 32801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (407) 650-1000

CNL Healthcare Trust, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Southeast Medical Office Properties Portfolio

On September 18, 2014, CHP Partners, LP, the operating partnership (the “Operating Partnership”) of CNL Healthcare Properties, Inc. (“us,” “we,” “our,” or the “Company”), entered into nine separate purchase agreements to acquire for an aggregate purchase price of approximately $238.0 million (plus standard closing costs, due diligence costs and legal fees): (i) ground lease interests in the land and a fee simple interest in the improvements which constitute Presbyterian Medical Tower from 1718 East Fourth Street, L.P., a Delaware limited partnership; (ii) ground lease interests in the land and a fee simple interest in the improvements which constitute a Midtown Medical Plaza from 1918 Randolph Road, L.P. a Delaware limited partnership; (iii) ground lease interests in the land and a fee simple interest in the improvements which constitute Metroview Professional Building from 1900 Randolph Road, L.P., a Delaware limited partnership; (iv) Matthews Medical Office Building from 1450 Matthews Township Parkway, L.P, a Delaware limited partnership; (v) ground lease interests in the land and a fee simple interest in the improvements which constitute 330 Physicians Center from 330 Physicians Center, L.P., a Georgia limited partnership; (vi) Physicians Plaza Huntersville from 10030 Gilead Road L.P., a Delaware limited partnership; (vii) right and title to the land and improvements that constitute Outpatient Care Center from MedWest Outpatient Center, L.P., a North Carolina limited partnership; (viii) right and title to the land and a fee simple interest in the improvements that constitute Spivey Station Physicians Center from Spivey Station Physicians Center I, L.P., a Georgia limited partnership; and (ix) right and title to the land and improvements that constitute Spivey Station ASC Building from Spivey Station ASC Building, L.P., a Georgia limited partnership (collectively, the “Southeast Medical Office Properties”). Each of the sellers of the Southeast Medical Office Properties are unaffiliated with the Company, but are affiliates of Meadows & Ohly.

The Southeast Medical Office Properties are located in Georgia and North Carolina. Six of the Southeast Medical Office Properties are physically connected to hospitals, one is adjacent to a hospital and the remaining two are hub/spoke outpatient centers in design. All of the Southeast Medical Office Properties are anchored by major hospital systems or their affiliates. Pursuant to the purchase agreements, the Company will also acquire the interests of the sellers in existing leases or subleases, as applicable, relating to the acquired properties.

The following table lists each of the properties, its location, square footage and year built:

Southeast Medical Office Properties	Location	Capacity (Square Feet)	Year Built
Midtown Medical Plaza	Charlotte, NC	218,489	1994
Presbyterian Medical Tower	Charlotte, NC	147,492	1989
Metroview Professional Building	Charlotte, NC	86,768	1971
Physicians Plaza Huntersville	Huntersville, NC	101,525	2004
Matthews Medical Office Building	Matthews, NC	96,346	1994
Outpatient Care Center	Clyde, NC	44,332	2012
330 Physicians Center	Rome, GA	109,823	2005
Spivey Station Physicians Center	Atlanta, GA	55,357	2007
Spivey Station ASC Building	Atlanta, GA	44,159	2009

Total:		907,291

Following the closing of the acquisition of the Southeast Medical Office Properties, the Company will acquire (i) long-term ground leasehold interests on Midtown Medical Plaza, Presbyterian Medical Tower, Metroview Medical Plaza, Physicians Plaza Huntersville, Matthews Medical Office Building and 330 Physicians Center; and (ii) fee simple interests in Outpatient Care Center; Spivey Station Physicians Center and Spivey Station ASC Building.

The Company has initially funded earnest money deposits in the aggregate amount of $2.5 million. We are currently conducting our due diligence investigation of the contemplated transactions, and upon expiration of the inspection period on October 10, 2014, unless extended, a second deposit in the total amount of $2.5 million will become due. The aggregate deposit of $5.0 million will be applied toward the purchase price of the Southeast Medical Office Properties at closing or refunded to us if we terminate the related purchase agreements before the end of the specified due diligence period.

Founded in 1972 and based in Atlanta, Georgia, Meadows & Ohly is a full service developer and operator of healthcare real estate across the Southeastern United States. Meadows & Ohly specializes in outpatient centric medical office buildings and is recognized as one of the largest medical office developers and operators in the United States.

The Company expects to finance approximately $142.6 million of the aggregate purchase price of the Southeast Medical Office Properties under a long-term loan. While we have been evaluating financing options to date, we have not entered into any binding financing commitments.

The acquisition of the Southeast Medical Office Properties is subject to the fulfillment of certain conditions, including the waiver of rights of first refusal by certain of the hospital systems. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these properties will be acquired by the Company. Assuming that outstanding contingencies are satisfied, we anticipate that the closing of the Southeast Medical Office Properties will take place in late 2014.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Purchase and Sale Agreement made and entered into as of September 18, 2014 by and among 330 Physicians Center LP, CHP Partners, LP and First American Title Insurance Company (Filed herewith.)

10.2	Purchase and Sale Agreement made and entered into as of September 18, 2014 by and among MedWest Outpatient Center LP, CHP Partners, LP and First American Title Insurance Company (Filed herewith.)

10.3	Schedule of Omitted Documents (Filed herewith.)

Caution Concerning Forward-Looking Statements

The information above contains “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, the economy, and other future conditions and forecasts of future events, and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors. Some factors that might cause such a difference include, but are not limited to, the following: risks associated with our investment strategy; a worsening economic environment in the U.S. or globally, including financial market fluctuations; risks associated with real estate markets, including declining real estate values; availability of proceeds from our offering of our shares; our failure to obtain, renew or extend necessary financing or to access the debt or equity markets; the use of debt to finance our business activities, including refinancing and interest rate risk and our failure to comply with debt covenants; our ability to identify and close on suitable investments; failure to successfully manage growth or integrate acquired properties and operations; risks related to development projects or acquired property value-add conversions, including construction delays and cost overruns; inability to obtain necessary permits and/or public opposition to these activities; our ability to make necessary improvements to properties on a timely or cost-efficient basis; competition for properties and/or tenants; defaults on or non-renewal of leases by tenants; failure to lease properties on favorable terms or at all; the impact of current and future environmental, zoning and other governmental regulations affecting our properties; the impact of changes in accounting rules; the impact of regulations requiring periodic valuation of the Company on a per share basis;

inaccuracies of our accounting estimates; unknown liabilities of acquired properties or liabilities caused by property managers or operators; material adverse actions or omissions by any joint venture partners, if applicable; increases in operating costs and other expenses; uninsured losses or losses in excess of our insurance coverage; the impact of outstanding and/or potential litigation; risks associated with our tax structuring; failure to qualify and maintain our REIT qualification; and our ability to protect our intellectual property and the value of our brand. Given these uncertainties, we caution you not to place undue reliance on such statements. For further information regarding risks and uncertainties associated with our business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our documents filed from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q, and our registration statement on Form S-11 and the sticker supplements and amendments thereto, copies of which may be obtained from our Web site at http://www.cnlhealthcareproperties.com.

We undertake no obligation to publicly release the results of any revisions to these forward looking-statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2014		CNL HEALTHCARE PROPERTIES, INC.
a Maryland Corporation

	By:	/s/ Joseph T. Johnson
Joseph T. Johnson
Chief Financial Officer, Senior Vice President and Treasurer